Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (DRJ)
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Debtors.[1]	§	(Jointly Administered)
	§	Related Docket No. 72

NOTICE OF RSA TERMINATION

PLEASE TAKE NOTICE that on December 21, 2022, Core Scientific, Inc. and its debtor affiliates in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the Notice of Filing of Exhibit B to the Declaration of Michael Bros in Support of the Debtors’ Chapter 11 Petitions and First Day Relief (Docket No. 72), attaching thereto that certain unexecuted Restructuring Support Agreement (the “RSA”), by and among the Debtors and the Consenting Creditors (as defined in the RSA).

PLEASE TAKE FURTHER NOTICE that on December 22, 2022, the Debtors and the Consenting Creditors executed the RSA.

PLEASE TAKE FURTHER NOTICE that on February 9, 2023, the Debtors exercised their right to terminate the RSA, effective February 9, 2023.

[Remainder of Page Intentionally Left Blank]

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions, VII, LLC (3198). The Debtors’ corporate headquarters and service address is 210 Barton Springs Road, Suite 300, Austin, Texas 78704.

Dated: February 10, 2023

Houston, Texas

Respectfully submitted,

/s/ Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP
Alfredo R. Pérez (15776275) 700 Louisiana Street, Suite 1700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511
Email: Alfredo.Perez@weil.com

-and-

WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock (admitted pro hac vice)
Ronit J. Berkovich (admitted pro hac vice)
Moshe A. Fink (admitted pro hac vice) 767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email: Ray.Schrock@weil.com
Ronit.Berkovich@weil.com
Moshe.Fink@weil.com

Attorneys for Debtors and Debtors in Possession

Certificate of Service

I hereby certify that on February 10, 2023, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas.

/s/ Alfredo R. Pérez
Alfredo R. Pérez